                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                              INFORMATION STATEMENT
        PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934


Check the appropriate box:

[X]   Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ]   Definitive Information Statement


                            AVAILENT FINANCIAL, INC.
                (Name of Registrant As Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]      No Fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)      Title of each class of securities to which transaction applies:


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(2)      Aggregate number of securities to which transaction applies:


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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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(4)      Proposed maximum aggregate value of transaction:


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(5)      Total fee paid:


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[  ]     Fee paid previously with preliminary materials




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[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:


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(2)      Form, Schedule or Registration Statement No.:


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(3)      Filing Party:


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(4)      Date Filed:


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


                            AVAILENT FINANCIAL, INC.
                              2720 STEMMONS FREEWAY
                             SOUTH TOWER, SUITE 600
                               DALLAS, TEXAS 75207

                               DECEMBER ___, 2002

To Our Stockholders:

         The enclosed Information Statement is provided on or about December ___, 2002 to the stockholders of record as of 5:00 P.M., Delaware time, on December 5, 2002 (the "RECORD DATE") of Availent Financial, Inc., a Delaware corporation (the "CORPORATION"), by the board of directors of the Corporation (the "BOARD OF DIRECTORS") in connection with the authorization and approval of corporate action by the holders of a majority of the issued and outstanding shares of common stock, par value $0.01 per share, of the Corporation ("COMMON STOCK") as of the Record Date without a meeting by less than unanimous written consent regarding an amendment (the "REVERSE STOCK SPLIT AMENDMENT") to the Amended Certificate of Incorporation of the Corporation, as amended on December 4, 2002 (the "CERTIFICATE OF INCORPORATION"), to effect a one-for-ten reverse stock split of the issued and outstanding shares of Common Stock as contemplated by the enclosed Information Statement.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         On December 4, 2002, the Board of Directors unanimously approved, subject to the approval of the stockholders of the Corporation, the Reverse Stock Split Amendment. On December 4, 2002, the holders of approximately 33,699,030 shares (or 55.9%) of the issued and outstanding shares of Common Stock entitled to vote on or consent to the Reverse Stock Split Amendment as of the Record Date authorized, approved, and adopted the Reverse Stock Split Amendment by written consent of the stockholders of the Corporation pursuant to and in accordance with Section 228 of the General Corporation Law of the State of Delaware (the "DGCL").

         Because the written consent of the stockholders of the Corporation satisfies the stockholder voting and approval requirements under the DGCL, the Certificate of Incorporation, and the bylaws of the Corporation with respect to the Reverse Stock Split Amendment and allows the Corporation to take corporate action to effect the Reverse Stock Split Amendment, the Corporation is not asking any stockholders of the Corporation for a proxy and stockholders of the Corporation are requested not to send the Corporation a proxy. However, under federal law, the Corporation may not take corporate action to effect the Reverse Stock Split Amendment until at least twenty (20) calendar days after the enclosed Information Statement has been sent or given to the stockholders of the Corporation entitled to vote on or consent to the Reverse Stock Split Amendment as of the Record Date. The Corporation expects to send or give the enclosed Information Statement to the stockholders of the Corporation entitled to vote on or consent to the Reverse Stock Split Amendment as of the Record Date on or about December ___, 2002 and expects to take corporate action to effect the Reverse Stock Split Amendment by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware on or about January ___, 2003.

         THIS IS NOT A NOTICE OF A MEETING OF THE STOCKHOLDERS OF THE CORPORATION AND NO MEETING OF THE STOCKHOLDERS OF THE CORPORATION SHALL BE HELD IN CONNECTION WITH THE REVERSE STOCK SPLIT AMENDMENT. THE CORPORATION DOES NOT INTEND TO SOLICIT ANY PROXIES OR CONSENTS FROM ANY STOCKHOLDERS OF THE CORPORATION IN CONNECTION WITH THE REVERSE STOCK




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

SPLIT AMENDMENT. THE CORPORATION IS NOT REQUESTING ANY ACTION ON THE PART OF ANY STOCKHOLDERS OF THE CORPORATION.

         The enclosed Information Statement is provided to the stockholders of the Corporation only for information purposes in connection with the Reverse Stock Split Amendment pursuant to and in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended, and to serve as written notice to the stockholders of the Corporation of the taking of corporate action without a meeting by less than unanimous written consent pursuant to and in accordance with Section 228 of the DGCL. Please read the enclosed Information Statement carefully.


                                       By Order of the Board of Directors,

                                            /s/ Patrick A. McGeeney
                                       -------------------------------------
                                            Patrick A. McGeeney
                                            President










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


                            AVAILENT FINANCIAL, INC.
                              2720 STEMMONS FREEWAY
                             SOUTH TOWER, SUITE 600
                               DALLAS, TEXAS 75207

                              INFORMATION STATEMENT

                               DECEMBER ___, 2002

         This Information Statement is provided on or about December ___, 2002 to the stockholders of record as of 5:00 P.M., Delaware time, on December 5, 2002 (the "RECORD DATE") of Availent Financial, Inc., a Delaware corporation (the "CORPORATION"), by the board of directors of the Corporation (the "BOARD OF DIRECTORS") in connection with the authorization and approval of corporate action by the holders of a majority of the issued and outstanding shares of common stock, par value $0.01 per share, of the Corporation ("COMMON STOCK") as of the Record Date without a meeting by less than unanimous written consent regarding an amendment (the "REVERSE STOCK SPLIT AMENDMENT") to the Amended Certificate of Incorporation of the Corporation, as amended on December 4, 2002 (the "CERTIFICATE OF INCORPORATION"), in substantially the form attached as Exhibit A hereto, to effect a one-for-ten reverse stock split of the issued and outstanding shares of Common Stock as contemplated by this Information Statement; provided, however, that the text of the form of Reverse Stock Split Amendment attached hereto is subject to modification, including, without limitation, such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and/or advisable in order to effect the Reverse Stock Split Amendment, including, without limitation, changes to the Effective Time (as defined below).

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         On December 4, 2002, the Board of Directors unanimously approved, subject to the approval of the stockholders of the Corporation, the Reverse Stock Split Amendment. On December 4, 2002, the holders of approximately 33,699,030 shares (or 55.9%) of the issued and outstanding shares of Common Stock entitled to vote on or consent to the Reverse Stock Split Amendment as of the Record Date authorized, approved, and adopted the Reverse Stock Split Amendment by written consent of the stockholders of the Corporation pursuant to and in accordance with Section 228 of the General Corporation Law of the State of Delaware (the "DGCL").

         Because the written consent of the stockholders of the Corporation satisfies the stockholder voting and approval requirements under the DGCL, the Certificate of Incorporation, and the bylaws of the Corporation with respect to the Reverse Stock Split Amendment and allows the Corporation to take corporate action to effect the Reverse Stock Split Amendment, the Corporation is not asking any stockholders of the Corporation for a proxy and stockholders of the Corporation are requested not to send the Corporation a proxy. However, under federal law, the Corporation may not take corporate action to effect the Reverse Stock Split Amendment until at least twenty (20) calendar days after this Information Statement has been sent or given to the stockholders of the Corporation entitled to vote on or consent to the Reverse Stock Split Amendment as of the Record Date. The Corporation expects to send or give this Information Statement to the stockholders of the Corporation entitled to vote on or consent to the Reverse Stock Split Amendment as of the Record Date on or about December ___, 2002 and expects to take corporate action to effect the Reverse Stock Split Amendment by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware on or about January ___, 2003. For purposes of this Information Statement, the term "EFFECTIVE TIME" shall mean 5:00 P.M., Delaware time,






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

on the date that the Reverse Stock Split Amendment is filed with the Secretary of State of the State of Delaware.

         THIS IS NOT A NOTICE OF A MEETING OF THE STOCKHOLDERS OF THE CORPORATION AND NO MEETING OF THE STOCKHOLDERS OF THE CORPORATION SHALL BE HELD IN CONNECTION WITH THE REVERSE STOCK SPLIT AMENDMENT. THE CORPORATION DOES NOT INTEND TO SOLICIT ANY PROXIES OR CONSENTS FROM ANY STOCKHOLDERS OF THE CORPORATION IN CONNECTION WITH THE REVERSE STOCK SPLIT AMENDMENT. THE CORPORATION IS NOT REQUESTING ANY ACTION ON THE PART OF ANY STOCKHOLDERS OF THE CORPORATION.

         This Information Statement is provided to the stockholders of the Corporation only for information purposes in connection with the Reverse Stock Split Amendment pursuant to and in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and to serve as written notice to the stockholders of the Corporation of the taking of corporate action without a meeting by less than unanimous written consent pursuant to and in accordance with Section 228 of the DGCL. Please read this Information Statement carefully.

                          REVERSE STOCK SPLIT AMENDMENT

GENERAL

         At the Effective Time, pursuant to the Reverse Stock Split Amendment, and subject to any adjustment(s) to such number(s) that may result in connection with the fractional share adjustment provisions contemplated by this Information Statement, (i) every ten (10) shares of Common Stock (including, without limitation, shares of Common Stock held by the Corporation as treasury shares) issued and outstanding immediately prior to the Effective Time ("PRE-EFFECTIVE STOCK") shall be deemed for all purposes to represent one (1) share of Common Stock ("POST-EFFECTIVE STOCK"), (ii) each holder of any shares of Pre-Effective Stock shall be deemed for all purposes to be the holder of a number shares of Post-Effective Stock approximately equal to the number of shares of Pre-Effective Stock held by such holder divided by ten (10), and (iii) each stock certificate representing and evidencing ownership of any shares of Pre-Effective Stock shall be deemed for all purposes to represent and evidence ownership of a number of shares of Post-Effective Stock approximately equal to the number of shares of Pre-Effective Stock represented and evidenced by such stock certificate divided by ten (10).

         At the Effective Time, pursuant to the Reverse Stock Split Amendment, and subject to any adjustment(s) to such number(s) that may result in connection with the fractional share adjustment provisions contemplated by this Information Statement, (i) each issued, outstanding, and unexercised security, option, warrant, right, call, commitment, plan, contract, or other agreement of any character granted or issued by the Corporation which provide(s) for the purchase, sale, issuance, or transfer of any shares of the Common Stock, shall be automatically converted into an economically equivalent security, option, warrant, right, call, commitment, plan, contract, or other agreement by dividing the number of shares of Common Stock underlying such security, option, warrant, right, call, commitment, plan, contract, or other agreement by ten (10) and multiplying the per share exercise price of such security, option, warrant, right, call, commitment, plan, contract, or other agreement by ten (10), (ii) each issued and outstanding security granted or issued by the Corporation that is convertible into or exchangeable for any shares of Common Stock, if any, shall be automatically converted into an economically equivalent security by dividing the number of convertible or exchangeable shares of Common Stock underlying such security by ten (10) and multiplying the conversion or exchange price of such security by ten (10).

PURPOSE OF THE REVERSE STOCK SPLIT AMENDMENT



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

         The purpose of the Reverse Stock Split Amendment is to decrease the public float of shares of Common Stock and increase the fair market value per share of Common Stock in connection with the efforts of the Corporation to list and trade the Common Stock on a national securities exchange or a quotation system. The Board of Directors believes that the current number of outstanding shares of Common Stock is undesirable and that the current fair market value per share of Common Stock has reduced the effective marketability of the shares of Common Stock because institutional investors and investment funds are generally reluctant to invest in lower priced stocks and many brokerage firms are generally reluctant to recommend lower priced stocks to their clients.

         The Board of Directors believes that the fair market value per share of Common Stock may not appeal to brokerage firms that are generally reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced stocks. In addition, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low priced stocks. Some of those policies and practices pertain to the payment of broker commissions and to time consuming procedures that function to make the handling of low priced stocks unattractive to brokers from an economic standpoint.

         In addition, the Board of Directors has concluded that reducing the current number of outstanding shares of Common Stock may support a higher fair market value per share of Common Stock based on the current market capitalization of the Corporation. In order to reduce the current number of outstanding shares of Common Stock and thereby attempt to raise the fair market value per share of Common Stock, the Board of Directors unanimously approved, subject to the approval of the stockholders of the Corporation, the Reverse Stock Split Amendment. The Board of Directors believes that a decrease in the current number of outstanding shares of Common Stock as a consequence of the Reverse Stock Split Amendment should increase the fair market value per share of Common Stock, which may encourage greater interest in shares of Common Stock and possibly promote greater liquidity for the stockholders of the Corporation. The Board of Directors believes that the fair market value per share of the Common Stock is currently at a level that may cause potential investors to view an investment in the Corporation as unduly speculative and that the fair market value per share of Common Stock is currently lower than it would be if the number of issued and outstanding shares of Common Stock were decreased. Although the increase in the fair market value per share of Common Stock as a consequence of the Reverse Stock Split Amendment may be proportionately less than the decrease in the number of shares outstanding and any increased liquidity due to any increased per share price could be partially or entirely offset by the reduced number of shares outstanding after the Effective Date, the Board of Directors believes that the Reverse Stock Split Amendment could result in a per share price that adequately compensates for the adverse impact of the market factors noted above and that any increase in the fair market value per share of the Common Stock may make the shares of Common Stock more attractive to potential investors if the potential investors associate a higher stock price with greater stability.

               Although the Corporation intends to apply to list the Common Stock on the Over the Counter Bulletin Board, there can be no assurance that any application of the Corporation will be granted and there can be no assurance that an active market will develop for the Common Stock. There has been no trading market for shares of Common Stock and there is no assurance that one will develop following the Reverse Stock Split Amendment nor is there any assurance that a trading market will ever exist.

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT




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

         THERE CAN BE NO ASSURANCE THAT THE FAIR MARKET VALUE PER SHARE OF COMMON STOCK AFTER THE REVERSE STOCK SPLIT AMENDMENT WILL INCREASE AND/OR REMAIN HIGHER THAN THE CURRENT FAIR MARKET VALUE PER SHARE OF COMMON STOCK AT ANY TIME OR FOR ANY PERIOD OF TIME AFTER THE REVERSE STOCK SPLIT AMENDMENT OR THAT THE TOTAL MARKET CAPITALIZATION OF THE CORPORATION AFTER THE REVERSE STOCK SPLIT AMENDMENT WILL BE EQUAL TO OR GREATER THAN THE TOTAL MARKET CAPITALIZATION BEFORE THE REVERSE STOCK SPLIT AMENDMENT.

         There can be no assurance that the fair market value per share of Common Stock after the Reverse Stock Split Amendment will be ten (10) times higher than the fair market value per share of Common Stock immediately prior to the Reverse Stock Split Amendment, increase at all, or remain constant in proportion to the reduction in the number of outstanding shares of Common Stock immediately prior to the Reverse Stock Split Amendment or any increase in the fair market per share of Common Stock after the Reverse Stock Split Amendment Stock at any time or for any period of time after the Reverse Stock Split Amendment. Accordingly, the total market capitalization of the Corporation after the Reverse Stock Split Amendment could be lower than the total market capitalization of the Corporation before the Reverse Stock Split Amendment and, in the future, the fair market value per share of Common Stock after the Reverse Stock Split Amendment may not exceed and/or remain higher than the current fair market value per share of Common Stock immediately prior to the Reverse Stock Split Amendment. In many cases, the total market capitalization of a company immediately after a reverse stock split is lower than the total market capitalization immediately prior to the reverse stock split.

         THERE CAN BE NO ASSURANCE THAT THE REVERSE STOCK SPLIT AMENDMENT WILL RESULT IN A FAIR MARKET VALUE PER SHARE OF COMMON STOCK THAT WILL ATTRACT INSTITUTIONAL INVESTORS, INVESTMENT FUNDS, OR BROKERS.

         Although the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split Amendment will result in a fair market value per share of Common Stock that will attract institutional investors, investment funds, or brokers.

         A DECLINE IN THE FAIR MARKET VALUE PER SHARE OF COMMON STOCK AFTER THE REVERSE STOCK SPLIT AMENDMENT MAY RESULT IN A GREATER PERCENTAGE DECLINE THAN WOULD OCCUR IN THE ABSENCE OF A REVERSE STOCK SPLIT, AND THE LIQUIDITY OF THE COMMON STOCK COULD BE ADVERSELY AFFECTED FOLLOWING A REVERSE STOCK SPLIT.

         The fair market value per share of Common Stock is based on the performance of the Corporation and certain other factors that are not related to the number of outstanding shares of Common Stock. If the Reverse Stock Split Amendment is effected and the fair market value per share of Common Stock declines for any reason or no reason, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Corporation may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price per share of the common stock of such company following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the shares of Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split Amendment.

         THERE CAN BE NO ASSURANCE THAT THE PURPOSE OR DESIRED OR FAVORABLE EFFECTS OF THE REVERSE STOCK SPLIT AMENDMENT, AS CONTEMPLATED BY THIS INFORMATION STATEMENT OR OTHERWISE, WILL OCCUR AT ALL OR THAT ANY DESIRED OR FAVORABLE EFFECT THAT OCCURS AS A RESULT OF THE REVERSE STOCK SPLIT AMENDMENT WILL BE SUSTAINED FOR ANY PERIOD OF TIME AFTER THE REVERSE STOCK SPLIT AMENDMENT.

         Although the Board of Directors believes that the Reverse Stock Split Amendment is advisable and in the best interests of the Corporation and the stockholders of the Corporation, there can be no assurance that the purpose or desired or favorable effects of the Reverse Stock Split Amendment, as contemplated by this Information Statement or otherwise, will occur at all or that any desired or favorable effect that occurs as a result of the Reverse Stock Split Amendment will be sustained for any period of time after the Reverse Stock Split Amendment.

         THERE IS NO MARKET FOR THE SHARES OF COMMON STOCK AND YOU MAY NOT BE ABLE TO SELL THEM.

         There has been no trading market for shares of Common Stock and there is no assurance that one will develop following the Reverse Stock Split Amendment nor is there any assurance that a trading market will ever exist. Because the Corporation does not meet the qualifications for the New York Stock Exchange, NASDAQ, or the other national exchanges or quotation systems, the Corporation intends to apply for listing of the Common Stock on the Over the Counter Bulletin Board. Although the Corporation intends to apply to list the Common Stock on the Over the Counter Bulletin Board, there can be no assurance that any application of the Corporation will be granted and there can be no assurance that an active market will develop for the Common Stock.

         The Corporation must obtain a market maker in order to be listed on the Over the Counter Bulletin Board and there can be no assurance that any broker will be interested in listing or trading the Common Stock. Accordingly, it may be difficult to sell shares of the Common Stock even after the Reverse Stock Split Amendment and after the Common Stock is listed on the Over the Counter Bulletin Board, if ever. Even if the Corporation is successful in being listed on the Over the Counter Bulletin Board, the market price of the Common Stock may fluctuate significantly due to a number of factors, some of which may be beyond the control of the Corporation, including, without limitation, the following factors:

         - the absence of securities analysts covering the Corporation and distributing research and recommendations about the Corporation;

         - the liquidity of the Common Stock will be low because very few shares of Common Stock will be held by non-affiliates of the Corporation or otherwise non-restricted and such shares will not be eligible for sale under exemptions from registration under the Securities Act of 1933, amended;

         - the operating results and stock price performance of other comparable companies;

         - low trading volume because so many shares of Common Stock are closely held; and

         - overall stock market fluctuations; and other economic conditions generally.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

         General. The Reverse Stock Split Amendment shall be effected simultaneously for all shares of Common Stock and the one-for-ten reverse stock split ratio shall be the same for all shares of Common Stock. The Reverse Stock Split Amendment shall affect all of the stockholders of the Corporation uniformly and shall not affect the percentage ownership interest, proportional voting power, voting rights, or other preferences or privileges of any stockholder of the Corporation, except for any adjustment to such percentage ownership interest, proportional voting power, voting rights, or other preferences or privileges that may result in connection with the fractional share adjustment provisions contemplated by this Information Statement. Shares of Common Stock issued pursuant to the reverse stock split shall remain fully paid and nonassessable. The Corporation shall continue to be subject to the periodic reporting requirements of the Exchange Act.

         Fractional Shares. No scrip or fractional shares of Common Stock shall be issued to the stockholders of the Corporation in connection with the Reverse Stock Split Amendment. Each holder of shares of Pre-Effective Stock otherwise entitled to a fractional share of Common Stock shall be entitled, upon surrender of the stock certificate(s) representing the Pre-Effective Stock, to receive a cash payment (without interest) in lieu of such fractional share of Common Stock in an amount approximately equal to (i) such fractional share of Common Stock multiplied by the average of the high and low trading prices of the Common Stock as reported on the Over the Counter Bulletin Board for the five (5) trading days immediately prior to the Effective Time if shares of Common Stock have traded on the Over the Counter Bulletin Board during regular trading hours on each of the five (5) business days immediately prior to the Effective Time, (ii) such fractional share of Common Stock multiplied by the average of the high and low trading prices of the Common Stock as reported on the Over the Counter Bulletin Board for the first five (5) consecutive trading days on which the shares of Common Stock have traded if shares of Common Stock have not traded on the Over the Counter Bulletin Board during regular trading hours on each of the five (5) business days immediately prior to the Effective Time, but have traded on the Over the Counter Bulletin Board during regular trading hours on each of any five
(5) consecutive business days at any time prior to the tenth (10th) business day after the Effective Time, or (iii) such fractional share of Common Stock multiplied by the fair market value per share of Common Stock as determined by the Board of Directors in good faith if shares of Common Stock have not traded on the Over the Counter Bulletin Board during regular trading hours on each of the five (5) business days immediately prior to the Effective Time or during regular trading hours on each of any five (5) consecutive business days at any time prior to tenth (10th) business day after the Effective Time.

         The ownership of a fractional share of Common Stock shall not give the holder thereof any voting, dividend, or other rights except to receive a cash payment as contemplated by this Information Statement. The cash payments contemplated by this Information Statement may reduce the number of stockholders of the Corporation to the extent that there are stockholders holding fewer than up to ten (10) shares of Common Stock immediately prior the Effective Time; provided, however, that this is not the purpose for which the Corporation is effecting the Reverse Stock Split Amendment.

         Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where the Corporation is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

         Authorized Shares. Although the Reverse Stock Split Amendment shall affect the number of issued and outstanding shares of Common Stock in accordance with and as contemplated by this Information Statement, the Reverse Stock Split Amendment shall not affect the powers, designations, preferences, or rights of the shares of Common Stock or preferred stock, par value $0.01 per share, of the Corporation ("PREFERRED STOCK"). Accordingly, at the Effective Time, the number of authorized shares of Common Stock that are not issued or outstanding shall increase due to the reduction in the number of outstanding shares of Common Stock as contemplated by the Reverse Stock Split Amendment. Authorized but unissued shares of Common Stock shall be available for issuance, and the Corporation may issue such shares in financings or otherwise. If the Corporation issues additional shares of Common Stock, the ownership interests of holders of shares of Common Stock may also be diluted. Also, the shares of Common Stock issued by the Corporation may have rights, preferences, or privileges senior to those of the shares of Common Stock.

         If the Reverse Stock Split Amendment were to be effected on December ___, 2002, the Reverse Stock Split Amendment would reduce the outstanding shares of Common Stock approximately as indicated in the table below.

------------------------- ---------------------------------------------- ---------------------------------------------
                                       PRE-EFFECTIVE TIME                            POST-EFFECTIVE TIME
------------------------- ---------------------------------------------- ---------------------------------------------
CLASS OF CAPITAL STOCK         AUTHORIZED             OUTSTANDING             AUTHORIZED             OUTSTANDING
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock                   100,000,000             88,591,684             100,000,000             8,859,168
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Preferred Stock                10,000,000                  0                  10,000,000                  0
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

         Accounting Matters. The Reverse Stock Split Amendment shall not affect the number of authorized shares of Common Stock or Preferred Stock, the par value per share of the Common Stock or Preferred Stock. The change in the number of outstanding shares of Common Stock due to the Reverse Stock Split Amendment shall, however, result in accounting adjustments to the balance sheet and financial statements of the Corporation. Accordingly, at the Effective Time, the balance sheet of the Corporation shall be adjusted by decreasing the stated capital on the balance sheet of the Corporation attributable to the outstanding shares of Common Stock in proportion to the Reverse Stock Split Amendment and increasing the additional paid-in capital account by the amount by which the stated capital is decreased and the financial statements of the Corporation shall be adjusted by restating the per share net income (or loss) and net book value of the shares of Common Stock because of the decrease in the number of outstanding shares of Common Stock.

         Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares of Common Stock to issued shares of Common Stock could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Corporation with another company), the Reverse Stock Split Amendment is not being effected in response to any effort of which the Corporation is aware to accumulate shares of Common Stock or obtain control of the Corporation, nor is it part of a plan by management of the Corporation to recommend a series of similar amendments to the Board of Directors and stockholders of the Corporation. Other than the Reverse Stock Split Amendment, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Corporation.

         Odd-Lots. The Reverse Stock Split Amendment may result in the ownership by certain stockholders of "odd lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares of Common Stock.

PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT AMENDMENT AND EXCHANGE OF STOCK CERTIFICATES

         The Corporation expects to take corporate action to effect the Reverse Stock Split Amendment by filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware on or about January ___, 2003. At the Effective Time, each stock certificate representing and evidencing ownership of any issued and outstanding shares of Pre-Effective Stock shall be deemed for all purposes to represent and evidence ownership of a number of issued and outstanding shares of Post-Effective Stock.

         IT SHALL NOT BE NECESSARY FOR STOCKHOLDERS OF THE CORPORATION TO EXCHANGE STOCK CERTIFICATES REPRESENTING SHARES OF PRE-EFFECTIVE STOCK. STOCKHOLDERS OF THE CORPORATION SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

         Stock certificates representing shares of Pre-Effective Stock shall not have to be surrendered in exchange for new stock certificates representing shares of Pre-Effective Stock in connection with the Reverse Stock Split Amendment and, except as otherwise requested by stockholders of the Corporation, new stock certificates reflecting the Reverse Stock Split Amendment shall be issued only as necessary and as currently outstanding shares of Common Stock are transferred. Any and all shares of Common Stock submitted for transfer, whether pursuant to a sale, other disposition, or otherwise, shall automatically be exchanged for shares of Post-Effective Stock.

         As soon as practicable after the Effective Time, the stockholders of the Corporation shall be notified of the Effective Time and encouraged, and instructed as to how and when, to surrender stock certificates representing shares of Pre-Effective Stock in exchange for stock certificates representing shares of Post-Effective Stock. No stock certificates representing shares of Post-Effective Stock shall be issued to any stockholder of the Corporation until such stockholder has surrendered the outstanding stock certificate(s) held by such stockholder, together with the properly completed and executed letter of transmittal, to the exchange agent. The Corporation intends to use Signature Stock Transfer, Inc. as the exchange agent in connection with the exchange of stock certificates pursuant to the Reverse Stock Split Amendment and will obtain a new CUSIP number for the shares of Common Stock.

RIGHTS OF DISSENTING STOCKHOLDERS

         The stockholders of the Corporation are not entitled to any rights of appraisal or similar rights under Delaware law with respect to the matters to be acted upon and contemplated by this Information Statement, including, without limitation, the Reverse Stock Split Amendment.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AMENDMENT

         The following discussion summarizing certain federal income tax consequences and is based on the Internal Revenue Code of 1986, as amended (the "CODE"), the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices in effect on the date of this Information Statement. This discussion is for general information only and does not discuss the specific tax consequences which may apply to special classes of taxpayers. As a result, stockholders of the Corporation are urged to consult their own tax advisors to determine the particular tax consequences to them.

         The Board of Directors believes that the Reverse Stock Split Amendment will not be a taxable transaction to the Corporation because the transaction qualifies as a recapitalization under the Code. With regard to the holders of Post-Effective Stock, the Board of Directors also believes that such holders will not recognize gain or loss as a result of the Reverse Stock Split Amendment. In the aggregate, each stockholder's basis in the Post-Effective Stock will equal the stockholder's basis in the Pre-Effective Stock. Furthermore, a stockholder's holding period for shares of Post-Effective Stock will be the same as the holding period of the shares of Pre-Effective Stock exchanged therefor.

         With regard to holders of fractional shares of Common Stock as a result of the Reverse Stock Split Amendment, cash received by such stockholder in lieu of a fractional share interest may be treated as having been received in exchange for such fractional share interest, and gain or loss will generally be recognized for U.S. federal income tax purposes. This gain or loss will be measured by the difference between the amount of cash received and the portion of such stockholder's tax basis allocable to such fractional share interest. Such gain or loss may be treated as capital gain or loss if the cash received is not essentially equivalent to a dividend. For taxpayers who are individuals, if their fractional share interest has a holding period of more than one year for U.S. federal income tax purposes, such capital gain or loss will be long-term capital gain or loss.

         Under the Code, if you receive cash in lieu of a fractional share interest, you may be subject, under certain circumstances, to backup withholding at a 30% rate with respect to such cash unless you provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided you furnish the required information to the Internal Revenue Service.

                          DESCRIPTION OF CAPITAL STOCK

COMMON STOCK

         The Corporation is authorized to issue up to 100,000,000 shares of Common Stock. All issued and outstanding shares of Common Stock are fully paid and nonassessable. Each issued and outstanding share of Common Stock is entitled to participate equally in dividends as and when declared by the Board of Directors and any distribution of net assets made to the stockholders of the Corporation upon the liquidation of the Corporation. There are no redemption, sinking fund, conversion, or preemptive rights with respect to any issued and outstanding shares of Common Stock. All shares of Common Stock have equal rights and preferences. Each holder of any shares of Common Stock is entitled to one
(1) vote per share for each share of Common Stock held of record by such holder on any and all matters voted upon or consented to by the stockholders of the Corporation and may not cumulate votes in connection with the election of directors of the Corporation.

PREFERRED STOCK

         The Corporation is authorized to issue up to 10,000,000 shares of Preferred Stock. No shares of Preferred Stock of the Corporation have been issued. The Board of Directors is authorized, without any further action by or approval of the stockholders of the Corporation, to issue up to 10,000,000 shares of Preferred Stock in one (1) or more series and to fix the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series; provided, however, that the Board of Directors may not decrease the number of shares of any such series below the number of shares thereof then outstanding. The issuance of Preferred Stock could materially adversely affect the voting power of the holders of shares of Common Stock and could have the effect of delaying or preventing a change of control of the Corporation. The Corporation has no present plan or intention to issue any shares of Preferred Stock.

                      BENEFICIAL OWNERSHIP OF CAPITAL STOCK

COMMON STOCK

         The following table sets forth information regarding the approximate beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of shares of Common Stock, as of December 5, 2002, of the directors and officers of the Corporation, the directors and executive officers of the Corporation as a group, and each holder of shares of Common Stock known by the Corporation to beneficially own five percent (5%) or more of the issued and outstanding shares of Common Stock. The following table also sets forth information regarding the beneficial ownership of shares of Common Stock, as adjusted to reflect the Reverse Stock Split Amendment as if the Reverse Stock Split Amendment was effective on December 5, 2002.

         The Corporation has relied, in connection with the preparation of the following table and the calculation of beneficial ownership, upon information furnished by each director, executive officer, and 5% or more stockholder of the Corporation included in the following table, with respect to the beneficial ownership of such director, executive officer, and 5% or more stockholder of the Corporation. Unless otherwise indicated, the mailing address for each director, executive officer, or stockholder of the Corporation included in the following table is c/o Availent Financial, Inc., 2720 Stemmons Freeway, South Tower, Suite 600, Dallas, Texas 75207.

         Beneficial ownership in the following table has been calculated based on the number of issued and outstanding shares as of December 5, 2002 (excluding shares of Common Stock held by or for the account of the Corporation or its subsidiaries plus securities deemed to be outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act) and determined in accordance with the rules of the Securities and Exchange Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes, without limitation, shares of common stock issuable pursuant to the exercise of options or warrants that are immediately exercisable or exercisable within sixty (60) days of the date of determination of beneficial ownership. Such shares of common stock are deemed to be outstanding and to be beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons included in the following table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

--------------------------------------------------- -------------------------------- -----------------------------
                                                          PRE-EFFECTIVE TIME             POST-EFFECTIVE TIME
--------------------------------------------------- -------------------------------- -----------------------------
                                                      NUMBER OF SHARES     PERCENT   NUMBER OF SHARES   PERCENT
                                                     BENEFICIALLY OWNED       OF       BENEFICIALLY        OF
NAME AND ADDRESS OF BENEFICIAL OWNER:                                       TOTAL          OWNED          TOTAL
--------------------------------------------------- ---------------------- --------- ------------------ ----------
                 DIRECTORS AND EXECUTIVE OFFICERS:
--------------------------------------------------- ---------------------- --------- ------------------ ----------
Patrick A. McGeeney (1)                                        20,693,852     23.3%          2,069,385      23.3%
--------------------------------------------------- ---------------------- --------- ------------------ ----------
Michael L. Banes (2)                                           16,849,515     19.0%          1,684,951      19.0%
--------------------------------------------------- ---------------------- --------- ------------------ ----------
Woody Conradt                                                           0      0.0%                  0       0.0%
--------------------------------------------------- ---------------------- --------- ------------------ ----------
All directors and officers as a group
(3 persons)..................................                  37,543,367     42.4%          3,754,336      42.4%
--------------------------------------------------- ---------------------- --------- ------------------ ----------
                            OTHER 5% STOCKHOLDERS:
--------------------------------------------------- ---------------------- --------- ------------------ ----------
Jerry L. Armstrong (3)                                          7,037,443      7.9%            703,744       7.9%
--------------------------------------------------- ---------------------- --------- ------------------ ----------
C. M. Ball (4)
17846 Tacoma Circle
Villa Park, CA 92681.............................               7,252,500      8.2%            725,250       8.2%
--------------------------------------------------- ---------------------- --------- ------------------ ----------
Consolidated American Energy Resources, Inc.
12015 De Or Drive
Dallas, Texas 75230                                             7,087,335      8.0%            708,733       8.0%
--------------------------------------------------- ---------------------- --------- ------------------ ----------
Consolidated American Financial Services Group,
L.C.C.
12015 De Or Drive                                               7,087,335      8.0%            708,733       8.0%
Dallas, Texas 75230
--------------------------------------------------- ---------------------- --------- ------------------ ----------
Meadow Holdings Corp.
59 Terapin Street
Mastic, New York 11950                                          7,087,335      8.0%            708,733       8.0%
--------------------------------------------------- ---------------------- --------- ------------------ ----------
S.O.S. Resource Services
403 East Main Street
Port Jefferson, New York 11777                                  7,087,335      8.0%            708,733       8.0%
--------------------------------------------------- ---------------------- --------- ------------------ ----------


----------

(1)      Includes (a) 3,744,337 (4.2%) and 374,433 (4.2%) shares of
         Pre-Effective Stock and Post-Effective Stock, respectively, held by Michele McGeeney, the spouse of Mr. McGeeney, of which Mr. McGeeney disclaims beneficial ownership, (b) presently exercisable warrants to purchase 100,000 (0.1%) and 10,000 (0.1%) shares of Pre-Effective Stock and Post-Effective Stock, respectively, held by Ms. McGeeney, of which Mr. McGeeney disclaims beneficial ownership, and (c) 16,849,515 (19.0%) and 1,684,951 (19.0%) shares of Pre-Effective Stock and Post-Effective Stock, respectively, held by Mr. McGeeney and pledged by Mr. McGeeney to Bergstrom Investment Management L.L.C. ("BIM") to secure indebtedness in the aggregate amount of $280,000 owed by the Corporation to BIM.

(2)      Includes 16,849,515 (19.0%) and 1,684,951 (19.0%) shares of
         Pre-Effective Stock and Post-Effective Stock, respectively, held by Mr. Banes and pledged by Mr. Banes to BIM to secure indebtedness in the aggregate amount of $280,000 owed by the Corporation to BIM.

(3) Includes presently exercisable warrants to purchase 37,443 (less than 1%) and 3,744 (less than 1%) shares of Pre-Effective Stock and Post-Effective Stock, respectively, held by Mr. Armstrong.

(4) Includes 252,500 (0.3%) and 25,250 (0.3%) shares of Pre-Effective Stock and Post-Effective Stock, respectively, held by Mr. Ball and pledged by Mr. Ball to BIM to secure indebtedness in the aggregate amount of $500,000 owed by the Corporation to BIM.

PREFERRED STOCK

         No shares of Preferred Stock of the Corporation have been issued. The Corporation has no present plan or intention to issue any shares of Preferred Stock.

                  STOCKHOLDER VOTING AND APPROVAL REQUIREMENTS

         As of the Record Date, 60,242,344 shares of Common Stock were issued and outstanding and entitled to vote on or consent to the Reverse Stock Split Amendment. Each holder of any issued and outstanding shares of Common Stock is entitled to one (1) vote per issued and outstanding share of

Common Stock held. As of the Record Date, the favorable vote or consent of the holders of a majority, approximately 30,723,595 (or 50.1%), of the issued and outstanding shares of Common Stock was required to authorize, approve, and adopt the Reverse Stock Split Amendment. On December 4, 2002, the holders of approximately 33,699,030 shares (or 55.9%) of the issued and outstanding shares of Common Stock authorized, approved, and adopted the Reverse Stock Split Amendment by written consent of the stockholders of the Corporation pursuant to and in accordance with Section 228 of the DGCL. Accordingly, all stockholder voting and approval requirements regarding the Reverse Stock Split Amendment have been satisfied.

            DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

         Certain stockholders who share an address are being delivered only one copy of this Information Statement unless the Corporation or one of its mailing agents has received contrary instructions. Upon the written or oral request of a stockholder at a shared address to which a single copy of the Information Statement was delivered, the Corporation shall promptly deliver a separate copy of such documents to such stockholder. Written requests should be made to Availent Financial, Inc., Attention: Investor Relations, 2720 Stemmons Freeway, South Tower, Suite 600, Dallas, TX 75207 and oral requests may be made by calling the Department of Investor Relations of the Corporation at (214) 637-2972. In addition, if such a stockholder wishes to receive a separate copy of this Information Statement in the future, such stockholder should notify the Corporation either in writing addressed to the foregoing address or by calling the foregoing telephone number. Stockholders sharing an address who are receiving multiple copies of the information and proxy statements of the Corporation may request delivery of a single copy of the information and proxy statements of the Corporation by writing to the address above or calling the telephone number above.

                       WHERE YOU CAN FIND MORE INFORMATION

           The Corporation is subject to the Exchange Act and is required to file reports, proxy statements, and other information with the Securities and Exchange Commission regarding the business, financial condition, and other matters of the Corporation pursuant to and in accordance with the Exchange Act. You may read and copy the reports, proxy statements, and other information filed by the Corporation at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for additional information about the public reference facilities. The reports, proxy statements, and other information filed with the Securities and Exchange Commission are also available to the public over the internet at http://www.sec.gov, the internet website of the Securities and Exchange Commission. The internet website of the Corporation is http://www.availentfinancial.com. All inquiries regarding the Corporation should be addressed to the principal executive offices of the Corporation at Availent Financial, Inc., 2720 Stemmons Freeway, South Tower, Suite 600, Dallas, TX 75207.

                           INCORPORATION BY REFERENCE

         The Securities and Exchange Commission allows the Corporation to "incorporate by reference" the information filed by the Corporation with the Securities and Exchange Commission, which means that the Corporation can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Information Statement, and information that filed later by the Corporation with the Securities and Exchange Commission will automatically update and supersede this information. The Corporation incorporates by reference the documents listed below:

         The Annual Report on Form 10-K of the Corporation for the fiscal year ended September 30, 2001 as filed with the Securities and Exchange Commission on October 3, 2002 is incorporated in its entirety by reference into this Information Statement.

         Amendment No. 1 to the Annual Report on Form 10-K of the Corporation for the fiscal year ended September 30, 2001 as filed with the Securities and Exchange Commission on November 14, 2002 is incorporated in its entirety by reference into this Information Statement.

         The financial statements and information in the definitive information statement on Schedule 14C of the Corporation as filed with the Securities and Exchange Commission on November 14, 2002 are incorporated in their entirety by reference into this Information Statement.

         You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Availent Financial, Inc., Attention:
Investor Relations, 2720 Stemmons Freeway, South Tower, Suite 600, Dallas, TX 75207 or (214) 637-2972. Any statement contained in a document that is incorporated by reference shall be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded shall not be deemed a part of this Information Statement except as so modified or superseded.

         This Information Statement is provided to the stockholders of the Corporation only for information purposes in connection with the Reverse Stock Split Amendment pursuant to and in accordance with Rule 14c-2 of the Exchange Act and to serve as written notice to the stockholders of the Corporation of the taking of corporate action without a meeting by less than unanimous written consent pursuant to and in accordance with Section 228 of the DGCL. Please read this Information Statement carefully.


                                     By Order of the Board of Directors,

Dated:   December ___, 2002                   /s/ Patrick A. McGeeney
                                     -------------------------------------------
                                              Patrick A. McGeeney
                                              President


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                INDEX OF EXHIBITS

Exhibit A -  Certificate of Amendment of the Certificate of Incorporation of
             the Corporation

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                   OF AMENDED CERTIFICATE OF INCORPORATION OF

                            AVAILENT FINANCIAL, INC.

                                JANUARY ___, 2003

         Availent Financial, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), DOES HEREBY CERTIFY:

         FIRST: That the board of directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposed and declaring advisable the following amendment to the Amended Certificate of Incorporation of the Corporation, as amended on December 4, 2002 (the "CERTIFICATE OF INCORPORATION"):

                  RESOLVED, that the Certificate of Incorporation be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

         "FOURTH: At 5:00 p.m., Delaware time, on the filing date of this Certificate of Amendment of Amended Certificate of Incorporation (the "EFFECTIVE TIME"), a one-for-ten reverse stock split of the common stock, par value $0.01 per share, of the Corporation ("COMMON STOCK") shall become effective, pursuant to which each ten (10) shares of common stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time (the "OLD COMMON STOCK") shall be reclassified and combined (the "REVERSE SPLIT") into one share of common stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of common stock from and after the Effective Time (the "NEW COMMON STOCK").

         No scrip or fractional shares of Common Stock shall be issued to the stockholders of the Corporation in connection with the Reverse Stock Split Amendment. Each holder of shares of Pre-Effective Stock otherwise entitled to a fractional share of Common Stock shall be entitled, upon surrender of the stock certificate(s) representing the Pre-Effective Stock, to receive a cash payment (without interest) in lieu of such fractional share of Common Stock in an amount approximately equal to
         (i) such fractional share of Common Stock multiplied by the average of the high and low trading prices of the Common Stock as reported on the Over the Counter Bulletin Board for the five (5) trading days immediately prior to the Effective Time if shares of Common Stock have traded on the Over the Counter Bulletin Board during regular trading hours on each of the five (5) business days immediately prior to the Effective Time, (ii) such fractional share of Common Stock multiplied by the average of the high and low trading prices of the Common Stock as reported on the Over the Counter Bulletin Board for the first five
         (5) consecutive trading days on which the shares of Common Stock have traded if shares of Common Stock have not traded on the Over the Counter Bulletin Board during regular trading hours on each of the five
         (5) business days immediately prior to the Effective Time, but have traded on the Over the Counter Bulletin Board during regular trading hours on each of any five (5) consecutive business days at any time prior to the tenth (10th) business day after the Effective Time, or
         (iii) such fractional share of Common

         Stock multiplied by the fair market value per share of Common Stock as determined by the Board of Directors in good faith if shares of Common Stock have not traded on the Over the Counter Bulletin Board during regular trading hours on each of the five (5) business days immediately prior to the Effective Time or during regular trading hours on each of any five (5) consecutive business days at any time prior to tenth
         (10th) business day after the Effective Time.

         The corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares of stock which the corporation shall have authority to issue is One Hundred Ten Million (110,000,000) and the par value of each of such shares is No and 01/100 ($0.01) Dollars, amounting in the aggregate to One Million One Hundred Thousand and no/100 ($1,100,000.00) Dollars; the total number of shares of Preferred Stock shall be Ten Million (10,000,000); the total number of shares of Common Stock shall be One Hundred Million (100,000,000).

         Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting rights, designations, powers, preferences and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding)."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

         THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

         FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective as of January ___, 2003.



                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGE TO FOLLOW.

         IN WITNESS WHEREOF, Availent Financial, Inc. has caused this certificate to be signed by Patrick A. McGeeney, its President, and attested by Woody Conradt, its Secretary, effective as of this ___ day of January 2003.


                                     By:
                                              ---------------------------------
                                     Name:    Patrick McGeeney
                                     Title:   President


                                     ATTEST:


                                     By:
                                              ---------------------------------
                                     Name:    Woody Conradt
                                     Title:   Secretary